SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):   September 13, 2002

PRACTICEWORKS, INC.
 (Exact name of Registrant as Specified in its Charter)

Delaware	001-16079	52-2259090

(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

1765 The Exchange
Atlanta, Georgia	30039

(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code:	(770) 850-5006

NOT APPLICABLE
(Former name or former address, if changed since last report)

Item 5.    Other Events.

The Registrant has announced that its Board of Directors appointed J. Thomas Presby as an additional member of the Board effective September 13, 2002.  Mr. Presby is a Class III director and will serve as Chairman of the Audit Committee.  Certain information about Mr. Presby, including business experience, is set forth below.

J. Thomas Presby, age 62, became a director of PracticeWorks, Inc. in September 2002.  In June 2002 he retired as a partner with Deloitte & Touche, an international accounting and consulting firm.  Over a period of thirty years, Mr. Presby held many positions with Deloitte & Touche in the United States and Europe, most recently as Deputy Chief Executive Officer of the U.S. practice of Deloitte Touche Tohmatsu, the global professional services organization providing accounting advisory, tax and consulting services, during 2001 and until his retirement in 2002, and before that as global Deputy Chairman and Chief Operating Officer from 1995.  Mr. Presby served as the Chief Executive Officer of Deloitte & Touche Central Europe between 1990 and 1995.  During the 1980s, Mr. Presby launched and served as the Managing Partner of the Financial Services Center, an industry-focused practice unit of the firm.  Mr. Presby received a B.S. Electrical Engineering degree from Rutgers, and a M.S. Industrial Administration degree from Carnegie Mellon University Graduate School of Business.  He is a Certified Public Accountant in New York and Ohio.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

PRACTICEWORKS, INC.

By: /s/ James A. Cochran

Name: James A. Cochran
Title: Senior Vice President and
Chief Financial Officer

Dated: September 17, 2002